Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. (the “Companies”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis X. McCarthy, Jr., the Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ FRANCIS X. MCCARTHY, JR.
Francis X. McCarthy, Jr.
Chief Financial Officer of
Trump Atlantic City Holding, Inc.,
the managing general partner of
Trump Atlantic City Associates;
Trump Atlantic City Funding, Inc.
Trump Atlantic City Funding II, Inc.
Trump Atlantic City Funding III, Inc.

November 14, 2003